UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2016

THE ALLSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

2775 Sanders Road, Northbrook, Illinois    60062
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01. Other Events.
In connection with the 6.50% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 (the “Series A Junior Subordinated Debentures”) and the Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 (the “Series B Junior Subordinated Debentures”) issued by the Registrant, the Registrant entered into (i) the Second Series A Replacement Capital Covenant, dated as of January 10, 2013 (the “Series A Replacement Capital Covenant”), and (ii) the Second Series B Replacement Capital Covenant, dated as of January 10, 2013 (the “Series B Replacement Capital Covenant” and together with the Series A Replacement Capital Covenant, the “Replacement Capital Covenants”), for the benefit of the holders of the Registrant’s 6.75% Senior Debentures, due 2018 (the “2018 Senior Notes”). The Replacement Capital Covenants run in favor of and are for the benefit of the holders (or beneficial owners holding through a participant in a clearing agency) of the “covered debt.” On May 15, 2016, the date that is two years prior to the final maturity of the 2018 Senior Notes, a Redesignation Date occurred in accordance with such Covenants. As a result of such Redesignation Date, the 2018 Senior Notes are no longer the “covered debt” under the Replacement Capital Covenants and the Registrant has designated its 7.45% Senior Notes due 2019 (the “2019 Senior Notes”) as the new “covered debt”. Each of the Replacement Capital Covenants is incorporated herein by reference to Exhibit 4.9 and Exhibit 4.10 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 10, 2013.
Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.            Description

4.1	Second Series A Replacement Capital Covenant (incorporated herein by reference to Exhibit 4.9 of the Registrant’s Form 8-K filed with the SEC on January 10, 2013 (File Number: 001-11840)).

4.2	Second Series B Replacement Capital Covenant (incorporated herein by reference to Exhibit 4.10 of the Registrant’s Form 8-K filed with the SEC on January 10, 2013 (File Number: 001-11840)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

By:	/s/ Daniel G. Gordon
Name: Daniel G. Gordon
Title: Vice President, Assistant General Counsel and Assistant Secretary

Date: May 16, 2016

3